                                                                     EXHIBIT 4.1



================================================================================





                             SERIES TRUST AGREEMENT





                                     between





                       CORPORATE ASSET BACKED CORPORATION
                                  as Depositor




                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee





                                       and



                         THE BANK OF NEW YORK, Delaware
                               as Delaware Trustee







                                  Series 200_-_



================================================================================

                                                                     EXHIBIT 4.1


                             TABLE OF CONTENTS


                                                                          Page
                                                                          ----
A.  Creation of Trust; Trust Assets and Obligations..................       1
B.  Name of Trust....................................................       1
C.  [Delaware Trustee................................................       1]
D.  The Certificates.................................................       2
E.  Form of the Certificates.........................................       2
F.  [The Notes.......................................................       2]
G.  Underwriting Agreement...........................................       2]
H.  Allocation of Voting Rights......................................       2
I.  [Events of Default under this Series Trust Agreement.............       3]
J.  [Swap Agreement] [and] [Related Agreements]......................       3]
K.  [Credit Enhancement Agreements...................................       3]
L.  Termination of the Trust and this Series Trust Agreement.........       3
M.  Certain Definitions..............................................       3
N.  Trustee Elections................................................       4
O.  [Amendment of Certain Provisions of the Standard Terms...........       4]

Exhibit A   --    Underlying Securities Schedule -- Identification of the
                  Underlying Securities

Exhibit B   --    Terms of the Certificates

Exhibit C   --    Forms of the Certificates

[Exhibit D  --    Delaware Certificate of Trust]

Schedule 1  --    [Notes and ]Certificates Standard Terms and Provisions
                  of Trust Agreement [(New York)][(Delaware)]

                                                                     EXHIBIT 4.1


                             SERIES TRUST AGREEMENT
                                       for
                            CABCO SERIES 200_-_ TRUST

            This series trust agreement (this "Series Trust Agreement"), dated _________, 200_, between Corporate Asset Backed Corporation, as depositor (the "Depositor"), The Bank of New York, as trustee (the "Trustee") and The Bank of New York, Delaware, as Delaware trustee (the "Delaware Trustee") for CABCO Series 200_-_ Trust (the "Trust"), which is issuing [$_________] in Certificate Principal Balance of trust certificates (the "Certificates") [and $[______] aggregate notes principal balance of Series 200_ Notes (the "Notes" and collectively with the Certificates, or each separately, the "Securities")], incorporates by reference the [Notes and] Certificates Standard Terms and Provisions of Trust Agreement [(New York)][(Delaware)] attached as Schedule 1 hereto (the "Standard Terms"), and is governed by the Standard Terms as fully as if set forth herein at length; provided, that in the event of any conflict between (a) the provisions actually set forth in the Forepart (as defined below), and (b) the provisions set forth in the Standard Terms and incorporated herein by reference, the former shall control. For purposes of the foregoing, the "Forepart" shall mean the forepart of this Series Trust Agreement, consisting of the provisions contained on this page and each consecutive page thereafter to and including the signature page (page __), together with all Exhibits hereto (which are hereby incorporated by reference and shall be part of this Series Trust Agreement as fully as if set forth herein at length), other than the Standard Terms. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Standard Terms.

                              W I T N E S S E T H:
                               - - - - - - - - - -

            A. Creation of Trust; Trust Assets and Obligations. [A trust is hereby created under the laws of the State of New York][The terms of a trust previously created under the laws of the State of Delaware by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on _______, 200_ are hereby established], in the manner specified in Sections 2.1 and 2.5 of the Standard Terms, for the benefit of the registered holders of the Certificates (the "Certificateholders"). The assets of the Trust shall consist of (i) the securities described in Exhibit A hereto (referred to herein and in the Standard Terms as the "Underlying Securities"), which are being sold to the Trustee by [the Depositor] [insert other Person] simultaneously with the execution hereof,[ and] (ii) all right, title and interest in and to distributions on the Underlying Securities, after the date hereof[ and (iii) any other Trust Assets specified in Exhibit A]. The Trustee shall hold the assets of the Trust for the benefit of the holders of the Certificates, subject to the obligations of the Trust[, and subject to the prior pledge thereof to the Indenture Trustee (as defined below) for the benefit of holders of the Notes, the Swap Counterparty and the parties to any Related Agreement or Credit Enhancement Agreement, pursuant to the indenture (described below) dated as of the date hereof (the "Indenture")]. The obligations of the Trust consist of its obligations [under the Swap Agreement[, [insert Related Agreements]] and its obligations] to the Trustee hereunder. [Notwithstanding the provisions in the Standard Terms, the Trustee shall not enter into any [Swap Agreement][ or][ any Related Agreement] with any Person.]

            B. Name of Trust. The name of the Trust is CABCO Series 200_-_
Trust.

            C. [Delaware Trustee. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee. The duties of the Delaware Trustee shall be limited to (i) accepting legal process

                                                                     EXHIBIT 4.1


served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Series Trust Agreement. The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities as the Trustee under this Series Trust Agreement. The Delaware Trustee may resign at any time by giving at least 30 days' prior notice to the Trustee and the Depositor, such resignation to become effective upon the appointment by the Depositor of a successor Delaware Trustee.]

            D. The Certificates. The Certificates shall be issued in __ Classes, in the respective [principal balances][notional amounts] set forth in Exhibit B hereto; shall have the standard terms set forth in the Standard Terms, to the extent not in conflict with the nonstandard terms actually set forth in the Forepart (including Exhibits A, B[,] [and] C [and D] hereto); and shall have the nonstandard terms actually set forth in the Forepart (including Exhibits A, B[,][ and] C[ and D] hereto). The Certificates shall be issued in substantially the forms set forth in Exhibit C to this Series Trust Agreement, with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence a Beneficial Ownership Interest in the assets of the Trust, subject to the liabilities of the Trust, and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities[ and the Swap Agreement and any Related Agreement or Credit Enhancement Agreement]. [Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have acknowledged and agreed that its rights to receive distributions in respect of the Certificate are subordinated to the extent set forth in Sections 8.4 and 10.3 of the Indenture to the rights of the Noteholders under the Indenture.]

            E. Form of the Certificates. The Trustee shall execute and deliver the Certificates in the form of one or more global Certificates registered in the name of Cede & Co. as nominee of DTC.

            F. [The Notes. The Trustee, on behalf of the Trust, shall execute the Indenture with [insert name of the indenture trustee] (the "Indenture Trustee"), as indenture trustee for the holders of the Notes, and shall execute and deliver the Notes in __ Classes, in the respective principal balances, substantially in the form of global Notes attached as Exhibit A to the Indenture and including the standard terms set forth in therein. The Notes shall be secured by a first priority security interest in the assets of the Trust pursuant to the Indenture, and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities [and the Swap Agreement and any Related Agreement or Credit Enhancement Agreement]

            G. Underwriting Agreement. The Trust is selling the Securities directly to [UBS Warburg LLC][ and ][UBS PaineWebber Inc.] (the "Underwriters"). The Trustee, on behalf of the Trust, shall execute an underwriting agreement with the Underwriters in such form as may be approved by the Depositor, the Trustee and the Underwriters.

            H. Allocation of Voting Rights. [The holders of the Class __, __ and
__ Certificates shall have __%, __%, and __%, respectively, of the total Voting Rights of the Certificates. All Voting Rights with respect to the Certificates will be allocated among all Certificateholders in proportion to the respective principal balances of the then-Outstanding Certificates held by such certificateholders on any date of determination.] [Specify whether and under what circumstances voting will be class-by-class or

                                                                     EXHIBIT 4.1


as a single class.] [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages, subject to Sections
5.2 and 5.3 of the Standard Terms.]

            I. [Events of Default under this Series Trust Agreement. Any of the following events shall be an "Event of Default" under this Series Trust
Agreement: [insert list].

            [Within [30] days after the occurrence of an Event of Default in respect of the Certificates of any Class, the Trustee will give to the holders of the Certificates notice, transmitted by mail, of all uncured or unwaived Events of Default actually known to it. However, except in the case of an Event of Default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee is protected in withholding the notice if it determines in good faith that withholding the notice is in the interest of the holders of the Certificates of the Class.]

            J. [Swap Agreement] [and] [Related Agreements]. [The Trustee shall, on behalf of the Trust, execute the [Swap Agreement] [and] [the following Related Agreements]:

                  [insert list of Related Agreements]

            K. [Credit Enhancement Agreements. The Trustee shall, on behalf of the Trust, execute the following Credit Enhancement Agreements:

                  [insert list]

      A. The Trustee shall on behalf of the Certificateholders present claims under each Credit Enhancement Agreement to which the Trust is a party, and shall take such reasonable steps as may be necessary to receive payment or to permit recovery under those instruments with respect to defaulted Trust Assets.]

      B. L. Termination of the Trust and this Series Trust Agreement. The Trust and this Series Trust Agreement shall terminate in accordance with Article VIII of the Standard Terms . [The Depositor will have the right to purchase all remaining Underlying Securities and other Trust Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(i)] once the aggregate principal balance of the Underlying Securities at the time of purchase is not more than [specify percentage not greater than 10%] of the aggregate principal balance of the Underlying Securities as of the Closing Date [and (ii) at the option of the Depositor at [specify when and on what terms any option may be exercised]. In the event that the Depositor exercises such option, the portion of the purchase price allocable to the Certificates of each Class will be, to the extent of available funds, [100% of their then aggregate Outstanding Certificate Principal Balance, as applicable, plus with respect to the Certificates [one month's] [three months'] [specify other period] interest at the [Interest Rate (as specified in Exhibit B hereto) plus, with respect to each Class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.]]

            M. Certain Definitions.

                  "Business Day": For purposes of this Series Trust Agreement, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

                                                                     EXHIBIT 4.1


                  ["Required Percentage - Amendment": For purposes of this Series Trust Agreement, [66-2/3%] of the aggregate Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of this Series Trust Agreement.]

                  ["Required Percentage - Remedies": For purposes of this Series Trust Agreement, 25% of the aggregate Voting Rights of the Certificates.]

                  ["Required Percentage - Waiver": For purposes of this Series Trust Agreement, [50]% of the aggregate Voting Rights of the Certificates.]

                  "Swap Counterparty": [UBS AG, London branch].

                  "Underlying Securities Event of Default": An event of default under the indenture or other similar document pursuant to which the Underlying Securities were issued.

                  "Underlying Securities Acceleration": The acceleration of the Underlying Securities after an Underlying Securities Event of Default.

                  ["Underlying Securities Acceleration Distribution
Date": The date on which the Trustee makes an in-kind distribution of the Underlying Securities to the Certificateholders, which shall be as soon as practicable after the date of acceleration of the Underlying Securities, but in no event more than five (5) Business Days after the date of acceleration of the Underlying Securities.]

            N. Trustee Elections.

                  (1) In the event the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, the Trustee, on behalf of all of the past and present partners of such partnership, will, to the extent possible, elect out of subchapter K of the Code pursuant to Treasury
      Regulation Section 1.761-2. Such election will, to the extent possibLe, be effective for the first taxable year of the Trust and thereafter. Each Certificateholder is deemed to consent to such election.

                  (2) The Depositor shall neither make nor direct the Trustee to make an election under Treasury Regulation Section 301.7701-3 for the Trust to be classified as an association for federal tax purposes.

            [O. Amendment of Certain Provisions of the Standard Terms. Sections __, __ and __ are hereby amended to read in their entirety as follows:

            [insert amended Sections as needed]

            [insert details of the Corporate Trust Office, as defined in the Standard Terms]

            [specify, if applicable, any higher rating as contemplated in the definition of Eligible Trust Account]

            [insert provisions, as necessary, for index-linked, foreign currency, multi-currency Certificates and put option, if any]

            [insert provisions, as necessary, providing for status of trust as other than grantor trust]

                                                                     EXHIBIT 4.1

            [specify the name and address for notices of the Rating Agencies]

            [specify if the Rating Agency Condition applies in the case of the extension of the maturity of any Certificates]

            [specify if any bank account of the Trustee shall be located in a jurisdiction other than the State of New York]

            [specify the seniority or subordination among the Classes of Certificates]

            [if other than the Trustee, specify initial Certificate Registrar for Section 3.3 of the Standard Terms]

            [specify if the manner for calculating the interest rate applicable to the Certificates and the Notes]

            [insert, as needed, provisions allowing the transfer of securities to a Benefit Plan or modifying the ERISA legend described in Section 3.13 of the Standard Terms]

            [insert appropriate date for reports contemplated in Section 4.1(b) of the Standard Terms]

            [specify if moneys held in the Collection Account may be reinvested, pending application pursuant to Sections 6.2 or 8.2 of the Standard Terms],

            [insert priority waterfall as needed, modifying or amending Sections
6.2 and 8.2 of the Standard Terms]

            [insert priority of payments among the Swap Agreement, the Related Agreements and the Credit Enhancement Agreements]

            [insert the name and address of any Person, other than the Depositor and the Certificateholders, to receive the reports of Section 6.5]

            [specify a long-term unsecured debt rating of the Trustee or its parent company different than the ratings of Section 7.14(a)(v)]

            [insert, as needed, modified Section 7.16 to include the obligation of the Trustee to provide annual statement of independent public accountants, relating to the administration of the Trust Assets during the 12-month period]

            [insert provisions describing retained interest, if any]

            [insert provision, if applicable, providing for an Underlying Securities Acceleration Distribution Date, except upon a termination of the Trust as set forth in Section 8.1 or 8.2 of the Standard Terms.]

            [insert provisions amending Section 7.10 of the Standard Terms, if any, to provide for any right of the Trustee to payment from the assets of the Trust]

                                                                     EXHIBIT 4.1


            [insert, as needed, provisions amending Section 8.1 providing for price or manner of determination of price at which Trust Assets may be purchased under that section, and provide that payment of the proceeds thereof shall be applied to the Certificates on termination of the Trust]

            [insert provision for liquidation of Underlying Securities for purposes of Section 8.2 of the Standard Terms]

            [Specify the required approval of Noteholders for the amendments described under Section 9.2(a)]

            [insert, as needed, provisions for appointment of administrative agent]

            [insert, as needed, provision for Depositor's exchange right]

            Section __ of the Standard Terms is hereby deleted in its entirety, and shall not apply to CABCO Series 200_-_ Trust.]

                                                                     EXHIBIT 4.1


            IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers or authorized signatories as of the date first above written.



                                       CORPORATE ASSET BACKED CORPORATION



                                       By:__________________________
                                          Authorized Signatory



                                       THE BANK OF NEW YORK



                                       By:__________________________
                                          Responsible Officer or
                                          Authorized Signatory





                                       [THE BANK OF NEW YORK, DELAWARE]



                                       [By:_________________________
                                           Responsible Officer or
                                           Authorized Signatory]


Exhibit A   --    Underlying Securities Schedule -- Identification of the
                    Underlying Securities

Exhibit B   --    Terms of the Certificates

Exhibit C   --    Form of the Certificates

[Exhibit D  --    Delaware Certificate of Trust]

Schedule 1  --    [Notes and ]Certificates Standard Terms and Provisions
                  of Trust Agreement [(New York)][(Delaware)]

                                                                     EXHIBIT 4.1


                                                                       EXHIBIT A
                                                       TO SERIES TRUST AGREEMENT


                   IDENTIFICATION OF THE UNDERLYING SECURITIES


Underlying Securities Issuer:

Underlying Securities:

[Range of] Original Issue Date[s]:

Maturity Date:

[Amortization][Accumulation Schedule]:

Original Principal                            $
Amount Issued:

CUSIP No.:

[Range of][Stated] Interest Rate[s]:

[Range of] Interest Payment Dates:

Principal Amount of                           $
Underlying Securities Deposited
Under Series Trust Agreement:

Priority:

[Collateral][Unsecured Obligations]:

[Redemption/put/call/ other features]:

Exchange Listing:

Denominations; Currency:

[Underlying Securities Agreement[s]:]


                    IDENTIFICATION OF THE OTHER TRUST ASSETS


The Underlying Securities an the other Trust Assets will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                     EXHIBIT 4.1


                                                                       EXHIBIT B
                                                       TO SERIES TRUST AGREEMENT


                            TERMS OF THE CERTIFICATES


I.    Terms of the Certificates.

Aggregate [Principal Balance] of Certificates
   Series 200_-_:                                [$] [(notional amount)]

   Aggregate [Principal Balance]  of Class _
     Certificates                                [$][(notional amount)]

   Aggregate [Principal Balance] of Class _
     Certificates                                [$][(notional amount)]
Authorized Denomination:                         [$][1,000] and integral multiples thereof

Ratings:

Class Seniority or Subordination:

Closing Date:

Original Issue Date:

[Cut-off Date:]

Distribution Dates:

Interest Rate:                                   In respect of the Class [specify Classes] Certificates, [specify appropriate percentages] per annum
Maturity Date / Termination Date:

Record Date:                                     [With respect to any Distribution Date, the day immediately preceding such Distribution Date.]

Denominations; Specified Currency:

Initial Certificate Registrar:                   The Bank of New York

Corporate Trust Office:                          The Bank of New York
                                                 c/o United States Trust Company of New York

                                                 -------------
                                                 [Delaware][New York]
                                                 Attention: Corporate Trust

                                                                     EXHIBIT 4.1


                                                                       EXHIBIT C
                                                       TO SERIES TRUST AGREEMENT


                              [FORM OF CERTIFICATE]

                     CABCO TRUST CERTIFICATES, SERIES 200_-_

                                     [FACE]

NO EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) WHICH IS SUBJECT TO ERISA, NO PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE, OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, NO GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF ANY PLAN, MAY PURCHASE OR HOLD A CERTIFICATE OR ANY INTEREST THEREIN.

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE SERIES TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SERIES TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Certificate does not represent an interest in or obligation of the Depositor, the Trustee or any of their Affiliates, except to the extent described herein.

                                                                     EXHIBIT 4.1


CERTIFICATE NUMBER ___                                           [$]__________
CUSIP No.: ____________                               Initial Principal Amount

                     CABCO TRUST CERTIFICATE, SERIES 200_-_

                        [ %] [FLOATING] PASS-THROUGH RATE

evidencing a beneficial ownership interest in the Trust, as defined below, the assets of which include principally $[__] aggregate principal amount of __________________________ (the "Underlying Securities") and[, subject to the prior right of the holders of the notes (the "Notes") issued by the Trust, pursuant to an Indenture dated____, 200_ (the "Indenture") between the Trust and ___, as indenture trustee (the "Indenture Trustee")] all payments received thereon.

      THIS CERTIFIES THAT _____________________is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in CABCO Series 200_-_ Trust (the "Trust") formed by Corporate Asset Backed Corporation, as depositor (the "Depositor").

      The Trust was created pursuant to a Series Trust Agreement, dated as of ________, 200_, into which Standard Terms and Provisions of Trust Agreement have been incorporated by reference (as amended and supplemented from time to time, the "Series Trust Agreement"), between the Depositor, The Bank of New York, as trustee (the "Trustee") and The Bank of New York, Delaware, as Delaware trustee. A summary of certain of the pertinent provisions of the Series Trust Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Series Trust Agreement.

      This Certificate is issued under and is subject to the terms, provisions and conditions of the Series Trust Agreement, to which Series Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities. Capitalized terms used but not defined herein have the meanings specified in the Series Trust Agreement. [The Trust Assets are pledged on a to the Indenture Trustee on behalf of the holders of the Notes.]

      Subject to the terms and conditions of the Series Trust Agreement, (including the availability of funds for distributions and any applicable grace period or cure period) and to the prior obligation of the Trust to pay all unpaid fees and expenses owed to any of the Trustee or its agents, up to the allowable expense amounts for the related collection period, and all other obligations of the Trust [including the Notes], there shall be distributed on the dates specified in the Series Trust Agreement (the "Distribution Dates"), to the Person in whose name this Certificate is registered at the close of business on the Record Date specified in the Series Trust Agreement, such Certificateholder's beneficial ownership interest in the amount of distributions in respect of the Certificate Principal Balance to be distributed to Certificateholders on the Distribution Date.

      The distributions in respect of this Certificate are payable in such [coin or currency of the United States of America][other specified currency, as set forth in the Series Trust Agreement] as at the time of payment is legal tender for payment of public and private debts.

      [By acceptance of this Certificate, the holder hereof acknowledges and agrees that the rights to distributions hereunder are subordinate to the rights of holders of the Notes as described in the Indenture. Notwithstanding anything to the contrary in the Series Trust Agreement, no distributions shall be made to the holder of this Certificate on any date until the holders of the Notes have received all payments of

                                                                     EXHIBIT 4.1


interest and principal due and owing to them as of such date. In the event that any payment or distribution of assets of the Trust is received by the holder of this Certificate contrary to the preceding sentence, such payment or distribution shall be held in trust for the benefit of and shall be paid immediately over to the Indenture Trustee for payment of any interest and principal due and owing to the holders of the Notes as of such date remaining unpaid after giving effect to any concurrent payment or distribution to the holders of the Notes.]

      It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a [grantor trust under subpart E, Part I of subchapter J of the][partnership] [specify other form] for purposes of the Internal Revenue Code of 1986. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Series Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificate for such tax purposes as interests in a [grantor trust][ partnership][ other], and the provisions of the Series Trust Agreement shall be interpreted to further this intention of the parties.

      Distributions on this Certificate shall be made as provided in the Series Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Series Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee in the Borough of Manhattan, the City of New York.

      This Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Assets, all as more specifically set forth herein and in the Series Trust Agreement.

      This Certificate does not purport to summarize the Series Trust Agreement and reference is hereby made to the Series Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Series Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at ____________________________, __________ and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

      Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

      [This Certificate shall be shall be construed in accordance with the laws of the State of New York, without reference to any conflict of law provision that would require the application of the substantive law of another state, other than Section 5-1401 of the General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.] [This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to any conflict of law provision that would require the application of the substantive law of another state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except that the provisions of the Series Trust Agreement with respect to the

                                                                     EXHIBIT 4.1


transfer of the Trust Assets to the Trust by the Depositor shall be construed in accordance with the Laws of the State of New York.]

      Unless the certificate of authentication hereon shall have been executed by an authorized officer or Authorized Signatory of the Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Series Trust Agreement or be valid for any purpose.

                                                                     EXHIBIT 4.1



      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this Certificate to be duly executed by its manual signature as of the date set forth below.

                                       CABCO SERIES 200_-_ TRUST



                                 By:   THE BANK OF NEW YORK,
                                       not in its individual capacity but
                                       solely as Trustee



                                       By:
                                          -----------------------------------
                                                Authorized Officer or
                                                Authorized Signatory
                                                Name:
                                                Title:


      Dated:
             -----------------

      This is one of the Certificates referred to in the within-mentioned Series Trust Agreement.



                                 By:   THE BANK OF NEW YORK,
                                       not in its individual capacity but
                                       solely as Authenticating Agent



                                       By:
                                          -----------------------------------
                                                Responsible Officer or
                                                Authorized Signatory of
                                                Trustee
                                                Name:
                                                Title:

      Dated:
             -----------------

                                                                     EXHIBIT 4.1


                     [FORM OF REVERSE OF TRUST CERTIFICATE]

      The Series Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Certificateholders.

      As provided in the Series Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in The Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations of the same Class and a like aggregate Certificate Principal Balance will be issued to the designated transferee. The initial Certificate Registrar appointed under the Series Trust Agreement is the Trustee.

      This Certificate is issuable only in registered form in the authorized denominations specified in the Series Trust Agreement. As provided in the Series Trust Agreement and subject to certain limitations therein set forth, at the option of a Certificateholder, Certificates are exchangeable for new Certificates of authorized denominations of the same Class and a like aggregate Certificate Principal Balance as requested by the Certificateholder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Series Trust Agreement.

      No service charge shall be made for any registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Depositor, Trustee, Certificate Registrar and any agent of the Depositor, Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Trustee, Certificate Registrar or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Series Trust Agreement shall terminate and the Trust created thereby shall dissolve, wind-up and terminate [in accordance with Section 3808 of the Delaware Business Trusts Act] and be of no further force or effect 60 days after the earlier of the (a) final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Series Trust Agreement and (b) the distribution by the Trustee in accordance with the terms of the Series Trust Agreement of the proceeds of the purchase of all the Trust Assets by the party entitled to do so.

      Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                                                                     EXHIBIT 4.1


                                   Schedule 1

[Schedule 1, not repeated here, shall be identical to Exhibits A and B attached to the Series Trust Agreement]

                                                                     EXHIBIT 4.1


                                   ASSIGNMENT

            FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

_______________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

_______________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                           */
         ------------------

                                    Signature Guaranteed:

                           */
         ------------------

-------------

            */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT D
                                                       TO SERIES TRUST AGREEMENT


                          DELAWARE CERTIFICATE OF TRUST

                            CABCO Series 200_-_ Trust

      This Certificate of Trust of CABCO Series 200_-_ Trust (the "Trust"), is being duly executed and filed by The Bank of New York, Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee") to form a business trust under Chapter 38 of Title 12 of the Delaware Code (12 Del. C. Sections 3801 Et seq.).

      1.    Name.  The name of the Trust is CABCO Series 200_-_ Trust.

      2. Trustee. The name and business address of the trustee of the Trust is:

            The Bank of New York, Delaware

            -----------------------
            Wilmington, Delaware 19801

      IN WITNESS WHEREOF, the authorized officer or authorized signatory of the undersigned banking corporation has set his hand to this instrument as of this ___ day of _____200_.

      By: The Bank of New York, Delaware,
          not in its individual capacity but solely as Trustee of CABCO Series 200_-_ Trust

          By:
              -------------------------
              Authorized Officer or
              Authorized Signatory
              Name:
              Title:


                                      D-1